UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2014

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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)

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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144

(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5Corporate Governance and Management

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At CryoLife, Inc.’s (the “Company” or “CryoLife”) 2014 Annual Meeting of Stockholders held on May 21, 2014 (the “Annual Meeting”), CryoLife’s stockholders approved the CryoLife, Inc. Second Amended and Restated 2009 Stock Incentive Plan (the “Amended Plan”).  The Amended Plan became effective May 22, 2014, provides for an additional 3.0 million shares eligible for grant, and extends the duration of the plan from May 16, 2019 to May 22, 2021.  The terms and conditions of the Amended Plan are described in the Company’s 2014 proxy statement filed with the Securities and Exchange Commission on April 8, 2014 (the “2014 Proxy”) on pages 68 to 77, which are incorporated herein by reference.

On May 22, 2014,  the Company amended (the “Amendment”) its employment agreement with Steven G. Anderson, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer (the “Agreement”).  The Amendment extends the term of the Agreement, which became effective January 1, 2013.  The terms and conditions of the Agreement are described in the 2014 Proxy on pages 42 to 44, which are incorporated herein by reference.    The Amendment became effective May 22, 2014, and it extends the term of the Agreement, which was set to expire according to its terms on December 31, 2015, for an additional year, through December 31, 2016.  Mr. Anderson will continue to serve as the Company’s President and Chief Executive Officer, and he will continue to serve as the Chairman of the Board of Directors of the Company, subject to the Board’s exercise of its fiduciary duties.  Except for extending the term of the Agreement, the Amendment did not modify the parties’ rights or obligations under the Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, CryoLife’s stockholders elected each individual that was nominated for election as director of the Company to serve until the next annual meeting or until their successors are elected and have been qualified. The stockholders also (i) approved, by non-binding vote, the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; (ii) approved the CryoLife, Inc. Second Amended and Restated 2009 Stock Incentive Plan; and (iii) ratified the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014.

The final results of the voting on each matter of business at the 2014 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven G. Anderson	19,607,215	371,087	6,213,346
Thomas F. Ackerman	19,671,405	306,897	6,213,346
James S. Benson	19,624,919	353,383	6,213,346
Daniel J. Bevevino	19,461,273	517,029	6,213,346
Ronald C. Elkins, M.D.	18,897,627	1,080,675	6,213,346
Ronald D. McCall, Esq.	18,801,422	1,176,880	6,213,346
Harvey Morgan	19,624,251	354,051	6,213,346
Jon W. Salveson	19,545,710	432,592	6,213,346

Approval, by non-binding vote, of the compensation paid to CryoLife’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
18,850,564	852,096	275,642	6,213,346

Approval of the CryoLife, Inc. Second Amended and Restated 2009 Stock Incentive Plan

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
15,849,201	3,080,698	1,048,403	6,213,346

Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014

Votes For	Votes Against	Votes Abstain
26,018,167	125,655	47,826

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: May 27, 2014	By:	/s/D. A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer